Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 900 S Capital of Texas Highway Las Cimas IV, Fifth Floor Austin, TX 78746-5546 O: 512.338.5400 F: 866.974.7329

May 9, 2025

Microchip Technology Incorporated

2355 W. Chandler Blvd.

Chandler, Arizona 85224-6199

Re:	Microchip Technology Incorporated - Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”), filed by Microchip Technology Incorporated, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the Securities (as defined below).

The Registration Statement relates to the proposed resale from time to time by selling stockholders, pursuant to Rule 415 under the Act, as set forth in the Registration Statement and the prospectus contained therein (the “Prospectus”), of up to 474,388 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock” or “Securities”) that were or may be issued to the selling stockholders named in the Registration Statement pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated April 29, 2025, between the Company, Tahoe Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), TF Semiconductor Solutions, Inc., a Delaware corporation (“TFSS”), and Diodes Incorporated, a Delaware corporation, solely in its capacity as the representative, agent, and attorney-in-fact of the TFSS shareholders, pursuant to which the Company acquired 100% of the outstanding shares of TFSS through a merger of Merger Sub with and into TFSS (the “TFSS Acquisition”).

We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed, including:

1)	the Registration Statement, including the exhibits thereto;

2)	the Company’s Amended and Restated Certificate of Incorporation, as amended to date;

3)	the Company’s Amended and Restated Bylaws, as amended to date;

4)	the Merger Agreement;

5)	certain resolutions of the Board of Directors of the Company; and

6)	such other documents, corporate records, and instruments as we have deemed necessary for purposes of rendering the opinions set forth herein.

AUSTIN BOSTON BOULDER BRUSSELS HONG KONG LONDON LOS ANGELES NEW YORK PALO ALTO

SALT LAKE CITY SAN DIEGO SAN FRANCISCO SEATTLE SHANGHAI WASHINGTON, DC WILMINGTON, DE

Microchip Technology Incorporated

May 9, 2025

In such examination, we have assumed: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (d) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (e) that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on such examination, we are of the opinion that as of the date hereof:

1)

The Securities are or will be when issued in the manner contemplated by the Registration Statement and in accordance with the terms of the Merger Agreement, duly authorized, validly issued, fully paid and non-assessable.

We express no opinion as to the laws of any other jurisdiction other than the Federal laws of the United States and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, Professional Corporation

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation